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                                                                    EXHIBIT 4.13



                          Supplemental Indenture No. 1


               This Supplemental Indenture No. 1, dated as of March 6, 1998 (the "Supplemental Indenture"), between Beckman Instruments, Inc. (together with its successors and assigns, the "Company") and The First National Bank of Chicago (the "Trustee"), as Trustee under the Indenture referred to below.


                               W I T N E S S E T H

               WHEREAS, the Company and the Trustee have heretofore become parties to an Indenture, dated as of May 15, 1996 (as amended, supplemented, waived or otherwise modified, the "Indenture");

               WHEREAS, pursuant to an officer's certificate dated May 30, 1996 (the "Officer's Certificate"), the Company established a series of securities providing for the issuance of an aggregate principal amount of $100,000,000 of 7.05% Debentures due June 1, 2026 (the "Debentures");

               WHEREAS, pursuant to the Debentures, the Company is required, at the option of the Holder, to repay all or any part of such Holder's Debentures on June 1, 2006;

               WHEREAS, pursuant to Section 901 of the Indenture, the parties hereto are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Holder;

               NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Trustee mutually covenant and agree for the benefit of the Holders of the Securities as follows:


                                   ARTICLE I.
                                   DEFINITIONS

SECTION 1.1.   DEFINED TERMS.

               Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Indenture. The words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.



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                                   ARTICLE II.
                AMENDMENTS TO CERTAIN PROVISIONS OF THE INDENTURE

SECTION 2.1.   AMENDMENT OF THE DEBENTURES.

               The second full paragraph on page 3 of the face of the Debentures is hereby deleted in its entirety and replaced with the following paragraph:

               "Subject to and upon compliance with the provisions set forth herein, each Holder shall have the right, at such Holder's option, to require the Company to repay, and if such right is exercised the Company shall repay, all or any part of such Holder's Securities on June 1, 2006 (the Repayment Date") at a price (the "Repayment Price") equal to 103.900% of the principal amount thereof, together with accrued interest to June 1, 2006."

SECTION 2.2.   AMENDMENT OF SECTION 101 OF THE INDENTURE.

               Section 101 of the Indenture is hereby amended to add the following definitions:

               "`Bank Indebtedness' means any and all Indebtedness or other amounts, whether outstanding on the Issue Date or thereafter incurred, payable under or in respect of the Credit Facility or any refundings, refinancings, restructurings, replacements, renewals, increases or extensions in respect thereof, including in each case (without limitation) principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Subsidiary whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, Guarantees, other monetary obligations of any nature and all other amounts payable under or in respect of any of the foregoing."

               "`Capital Lease Obligation' of any Person means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease for property leased by such Person that would at such time be required to be capitalized on the balance sheet of such Person in accordance with GAAP."

               "`Capital Stock' of any Person means (i) in the case of a corporation, corporate stock, (ii) in the case of an association, limited liability company or business entity, any and all Equity Interests, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, including any Preferred Stock."

               "`Commodity Price Protection Agreement' means any forward contract, commodity swap, commodity option or other similar financial agreement or



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        arrangement relating to, or the value which is dependent upon, fluctuations in commodity prices."

               "`Credit Agreement' means the credit agreement dated as of October 31, 1997, among the Company, the banks and other financial institutions party thereto from time to time, Citicorp USA, Inc., as agent, Citicorp Securities, Inc., as arranger, and Merrill Lynch & Co., as syndication agent, as such agreement may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original agents and lenders or other agents and lenders or otherwise, and whether provided under the original Credit Agreement or otherwise)."

               "`Credit Facility' means the collective reference to the Credit Agreement, any notes and letters of credit issued pursuant thereto and any guarantees, security agreements, pledges, mortgages, letter of credit applications and other collateral documents, and other instruments and documents, executed and delivered pursuant to or in connection with any of the foregoing, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original agents and lenders or other agents and lenders or otherwise, and whether provided under the original Credit Agreement or otherwise)."

               "`Currency Hedging Arrangements' means one or more of the following agreements which shall be entered into by one or more financial institutions: foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values."

               "`Debenture Guarantee' means each Guarantee of the Debentures by the Debenture Guarantors and any Guarantee of the Debentures that may from time to time be executed and delivered pursuant to the terms of the Indenture. Each such Debenture Guarantee shall be in the form prescribed by the Indenture."

               "`Debenture Guarantors' means each of Coulter Corporation, Beckman Instruments (Naguabo) Inc., Hybritech Incorporated, SmithKline Diagnostics, Inc. and Coulter Leasing Corporation and any Subsidiary that has issued a Debenture Guarantee."

               "`Disqualified Stock' means (i) any Preferred Stock of any Subsidiary and (ii) any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or



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        otherwise, or is redeemable at the option of the holder thereof (other than upon a change of control of the Company in circumstances where the holders of the Debentures would have similar rights), in whole or in part on or prior to the stated maturity of any Debentures."

               "`Equity Interest' in any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including limited liability company interests, in such Person."

               "`GAAP' means, with respect to any series of Securities, generally accepted accounting principles in the United States of America as in effect on the date of original issuance of such series of Securities, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statement by such other entity as approved by a significant segment of the United States accounting profession."

               "`Guarantee' means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person, and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided, however, that the term `Guarantee' shall not include endorsements for collection or deposit in the ordinary course of business. The term `Guarantee' used as a verb has a corresponding meaning."

               "`Indebtedness' means, with respect to any Person, without duplication, and whether or not contingent, (i) all indebtedness of such Person for borrowed money or which is evidenced by a note, bond, debenture or similar instrument, (ii) all obligations of such Person to pay the deferred or unpaid purchase price of property or services, which purchase price is due more than one year after the date of placing such property in service or taking delivery and title thereto or the completion of such service, (iii) all Capital Lease Obligations of such Person, (iv) all obligations of such Person in respect of letters of credit or bankers' acceptances issued or created for the account of such Person, (v) to the extent not otherwise included in this definition, all net obligations of such Person under all Interest Rate Agreement, Currency Hedging Arrangements or Commodity Price Protection Agreements of such Person, (vi) all liabilities of others of



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        the kind described in the preceding clause (i), (ii) or (iii) secured by any Lien on any property owned by such Person even if such Person has not assumed or otherwise become liable for the payment thereof, to the extent of the value of the property subject to such Lien, (vii) all Disqualified Stock issued by such Person, and (viii) to the extent not otherwise included, any Guarantee by such Person of any other Person's indebtedness or other obligations described in clauses (i) through (vii) above. `Indebtedness' of the Company and its Subsidiaries shall not include (i) current trade payables incurred in the ordinary course of business and payable in accordance with customary practices and (ii) non-interest bearing installment obligations and accrued liabilities incurred in the ordinary course of business which are not more than 90 days past due."

               "`Indenture Obligations' means the obligations of the Company and any other obligor under this Indenture or under the Securities, to pay principal of, premium, if any, and interest on the Securities when due and payable, whether at maturity, by acceleration, call for redemption or repurchase or otherwise , and all other amounts due or to become due under or in connection with this Indenture, the Securities or the Debenture Guarantees and the performance of all other obligations to the Trustee (including, but not limited to, payment of all amounts due the Trustee under Section 607 of the Indenture) and the Holders of the Securities of either series under this Indenture, the Securities and the Debenture Guarantees, according to the terms thereof."

               "`Interest Rate Agreements' means one or more of the following agreements which shall be entered into by one or more financial institutions: interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and/or other types of interest rate hedging agreements from time to time."

               "`Issue Date' means, with respect to the Company's 7.05% Debentures due 2026, March 6, 1998, and means, with respect to any other series of Securities, the date of original issuance of such series of Securities."

               "`Preferred Stock' as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Capital Stock of any other class of such Person."

               "`Stated Maturity' means, when used in any supplemental indenture executed pursuant to Section 1011, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the



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        purchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred). `Stated Maturity' shall otherwise have the meaning set forth in the Indenture."

               "`Subsidiary' of a Person means, for purposes of Section 1011 and when used in any supplemental indenture executed pursuant thereto, a Person more than 50% of the outstanding voting stock or other Equity Interests of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, "voting" stock or other Equity Interests means stock or other Equity Interests which ordinarily has voting power for the election of directors, trustees or similar managers, whether at all times or only so long as no senior class of stock or other Equity Interests has such voting power by reason of any contingency. `Subsidiary,' shall otherwise have the meaning set forth in the Indenture."

SECTION 2.3.   AMENDMENT OF ARTICLE TEN OF THE INDENTURE.

               Article Ten of the Indenture is hereby amended to add the following paragraph in its entirety immediately following the text of SECTION 1010:

        "SECTION 1011.Future Debenture Guarantors."

               "The Company may elect, at its option at any time, to have this
        Section 1011 apply to any Securities or any series of Securities, in accordance with the requirements set forth below in this Section. The Company hereby elects to have this Section 1011 apply to the Debentures."

               "The Company will cause each Subsidiary that Guarantees any Bank Indebtedness promptly to execute and deliver to the Trustee a supplemental indenture substantially in the form set forth in Exhibit A to this Indenture pursuant to which such Subsidiary will guarantee the Company's obligations under the Indenture and the Securities of each series, in accordance with and as further provided in such supplemental indenture. Concurrently therewith, the Company shall deliver to the Trustee an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and that, subject to the applicable bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, reorganization, moratorium and other laws now or hereafter in effect affecting creditors' rights or remedies generally and the general principles of equity, such supplemental indenture is a valid and binding agreement of such Subsidiary, enforceable against such Subsidiary in accordance with its terms."



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SECTION 2.4.   AMENDMENT OF THE INDENTURE ADDING EXHIBIT A.

               The Indenture is hereby amended to add Exhibit A hereto in its entirety, as the form of Exhibit A to the Indenture.

                                  ARTICLE III.
                                  MISCELLANEOUS

SECTION 3.1.   PARTIES.

               Nothing in this Supplemental Indenture is intended or shall be construed to give any Person, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under any provision contained herein.

SECTION 3.2.   GOVERNING LAW.

               THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF, OTHER THAN ANY MANDATING THE APPLICATION OF SUCH LAWS).

SECTION 3.3.   RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURES PART OF
               INDENTURE.

               Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

SECTION 3.4.   COUNTERPARTS.

               The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

SECTION 3.5.   HEADINGS.

               The section headings herein are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.



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               IN WITNESS WHEREOF, the parties hereto have caused this
Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the date first above written.

                                        BECKMAN INSTRUMENTS, INC.


                                        By:  /s/ Dennis K. Wilson
                                             -----------------------------------
                                             Name:  Dennis K. Wilson
                                             Title: Vice President, Finance and
Attest:                                             Chief Financial Officer


--------------------------


                                        THE FIRST NATIONAL BANK OF CHICAGO


                                        By:  /s/ Leland Hansen
                                             -----------------------------------
                                             Name:  Leland Hansen
Attest:                                      Title: Assistant Vice President


--------------------------



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                                                                       Exhibit A

        Form of Supplemental Indenture in Respect of Debenture Guarantee

               This Supplemental Indenture, dated as of [___________] (this "Supplemental Indenture.), among [name of Debenture Guarantor(s)] (the "Debenture Guarantor(s)"), [Company] (together with its successors and assigns, the "Company"), each other then existing Subsidiary Guarantor under the Indenture referred to below, and [Trustee], as Trustee under the Indenture referred to below.

                               W I T N E S S E T H

               WHEREAS, the Company and the Trustee have heretofore become parties to an Indenture, dated as of May 15, 1996 (as amended, supplemented, waived or otherwise modified, the "Indenture");

               WHEREAS, Section 1011 of the Indenture provides that under certain circumstances the Company is required to cause a Debenture Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the Debenture Guarantor shall guarantee the Company's obligations under the a series of Securities pursuant to a Debenture Guarantee on the terms and conditions set forth herein; and

               WHEREAS, the Debenture Guarantors are executing this Supplemental Indenture pursuant to which the Debenture Guarantors will guarantee the Company's obligations under [name of series of Securities] (the "Securities") on the terms and conditions set forth herein;

               WHEREAS, pursuant to Sections 901 and 1011 of the Indenture, the parties hereto are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Holder;

               NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Debenture Guarantor, the Company, the other Debenture Guarantors, if any, and the Trustee mutually covenant and agree for the benefit of the Holders of the Securities as follows:

                                   ARTICLE I.
                                   DEFINITIONS

SECTION 1.1.   DEFINED TERMS.

               Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Indenture. The words "herein," "hereof" and "hereby" and



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other words of similar import used in this Supplemental Indenture refer to this
Supplemental Indenture as a whole and not to any particular section hereof.

                                   ARTICLE II.
                             AGREEMENT TO GUARANTEE

SECTION 2.1.   AGREEMENT TO GUARANTEE.

               The Debenture Guarantor hereby agrees to be bound by all applicable provisions of the Indenture as a Debenture Guarantor and to guarantee the Company's obligations under the Indenture and the Securities on the terms and subject to the conditions set forth below:

        SECTION 2.1.1 UNCONDITIONAL GUARANTEE.

                      (a) Each Debenture Guarantor hereby jointly and severally and fully and unconditionally guarantees to each Holder of a Security authenticated and delivered by the Trustee and its successors and assigns that: (1) the principal of, and premium, if any, and interest on, the Securities of each series will be duly and punctually paid in full when due, whether at maturity, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Securities of each series and all other obligations of the Company or the Debenture Guarantors to the Holders or the Trustee hereunder and thereunder (including fees, expenses or other) and all other Indenture Obligations will be promptly paid in full or performed, all in accordance with the terms hereof; and (2) in case of any extension of time of payment or renewal of any Securities of either series or any of such other Indenture Obligations with respect to the Securities of either series, the same will be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Company to the Holders of Securities of either series, for whatever reason, each Debenture Guarantor will be obligated to pay or cause the payment of, or to perform or cause the performance of, the same immediately. An Event of Default under this Indenture or the Securities of either series shall constitute an event of default under this Debenture Guarantee, and shall entitle the Holders of Securities of such series to accelerate the obligations of the Debenture Guarantor hereunder in the same manner and to the same extent as the obligations of the Company.

                      Each Debenture Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of this Indenture, the Securities of either series or the obligations of the Company or any other Debenture Guarantor to the Holders or the Trustee hereunder or thereunder, the absence of any action to enforce the same, any waiver or consent by any Holder of Securities with respect to any provisions hereof or thereof, any release of any other Debenture Guarantor, the recovery of any judgment against the Company, any action to



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        enforce the same, whether or not a Debenture Guarantee is affixed to any particular Security, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

                      Each Debenture Guarantor hereby waives the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that (except as otherwise provided in Section 2.1.2) its Debenture Guarantee will not be discharged except by complete performance of the obligations contained in the Securities, this Indenture and this Debenture Guarantee. This Debenture Guarantee is a guarantee of payment and not of collection. Each Debenture Guarantor further agrees that, as between it, on the one hand, and the Holders of Securities and the Trustee, on the other hand (1) subject to this
        Section 2.1, the maturity of the obligations guaranteed hereby may be accelerated as and to the extent provided in Article Five of the Indenture for the purposes of this Debenture Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any acceleration of such obligations as provided in Article Five of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by such Debenture Guarantor for the purpose of this Debenture Guarantee. Neither the Trustee nor any other Person shall have any obligation to enforce or exhaust any rights or remedies or to take any other steps under any security for the Indenture Obligations or against the Company or any other Person or any property of the Company or any other Person before the Trustee is entitled to demand payment and performance by any or all Debenture Guarantors of their liabilities and obligations under their respective Debenture Guarantees or under this Indenture.

                      Until terminated in accordance with Section 2.1.2, this Debenture Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Securities of either series are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on such Securities, whether as a "voidable preference," "fraudulent transfer" or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Securities of the relevant series shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.



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                      (b) Each Debenture Guarantor that makes a payment or
        distribution under this Debenture Guarantee shall have the right to seek contribution from any non-paying Debenture Guarantor so long as the exercise of such right does not impair the rights of the Holders under this Debenture Guarantee.

                      (c) Notwithstanding any of the foregoing, each Debenture Guarantor's liability under this Debenture Guarantee shall be limited to the maximum amount that would not result in this Debenture Guarantee constituting a fraudulent conveyance or fraudulent transfer under applicable law.

                      (d) Each Debenture Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that its Debenture Guarantee, and the waiver set forth in Section 2.1.3, is knowingly made in contemplation of such benefits.

        SECTION 2.1.2. RELEASE OF A DEBENTURE GUARANTEE.

                      (a) Any Debenture Guarantor shall be automatically and unconditionally released and discharged from all of its obligations under its Debenture Guarantee, and such Debenture Guarantee shall terminate, at any such time that such Debenture Guarantor is released and discharged from all of its obligations under all of its Guarantees in respect of Bank Indebtedness, unless such release results from payment under such Guarantee. Upon the delivery by the Company to the Trustee of an Officers' Certificate and, if requested by the Trustee, an Opinion of Counsel to the effect that the transaction giving rise to such release of such Debenture Guarantee was made by the Company in accordance with the provisions of this Indenture and the Securities, the Trustee shall execute any documents reasonably required in order to evidence such release and discharge of such Debenture Guarantor from its obligations under and termination of its Debenture Guarantee.

                      (b) Upon the sale, exchange or transfer to any Person not an Affiliate of the Company of all of the Capital Stock held by the Company and its Subsidiaries in, or all or substantially all the assets of, a Debenture Guarantor (which sale, exchange or transfer is not prohibited by this Indenture), such Debenture Guarantor shall be automatically and unconditionally released and discharged from all its obligations under its Debenture Guarantee, and such Debenture Guarantee shall terminate. Upon such occurrence, the Trustee shall execute any documents reasonably required in order to evidence such release, discharge and termination in respect of such Debenture Guarantee.

                      (c) Upon the release of any Debenture Guarantor from its Debenture Guarantee pursuant to the provisions of the Indenture, each other Debenture Guarantor



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        not so released shall remain liable for the full amount of principal of, and premium, if any, and interest on, the Securities as and to the extent provided in this Section 2.1.

                      (d) Each Debenture Guarantee shall terminate and cease to be of further effect upon (i) defeasance of the Company's obligations in accordance with Section 1402 of the Indenture and (ii) satisfaction and discharge of this Indenture in accordance with Section 401 of the Indenture.

        SECTION 2.1.3. WAIVER OF SUBROGATION.

                      Each Debenture Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of the Company's obligations under the Securities of either series and this Indenture or such Debenture Guarantor's obligations under its Debenture Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Securities of either series against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, until this Indenture is discharged and all of the Securities of both series are discharged and paid in full. If any amount shall be paid to any Debenture Guarantor in violation of the preceding sentence and the Securities of the relevant series shall not have been paid in full, such amount shall have been deemed to have been paid to such Debenture Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Securities of such series, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon such Securities, whether matured or unmatured, in accordance with the terms of this Indenture.

        SECTION 2.1.4. RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING
                       AGENT REGARDING DISSOLUTION, ETC.

                      Upon any payment or distribution of assets of any Debenture Guarantor referred to in this Section 2.1, the Trustee, subject to the provisions of Section 601 of the Indenture, and the Holders of Securities of either series shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding-up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to such Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of other Indebtedness of such Debenture Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 2.1; provided that the foregoing shall apply only if such court has been fully apprised of the provisions of this Section 2.1.

        SECTION 2.1.5. SECTION 2.1 APPLICABLE TO PAYING AGENTS.

                      In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term `Trustee' as used in this Section 2.1 shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Section
        2.1 in addition to or in place of the Trustee.

        SECTION 2.1.6. NO SUSPENSION OF REMEDIES.

                      Nothing contained in this Section 2.1 shall limit the right of the Trustee or the Holders of Securities of either series to take any action to accelerate the maturity of such Securities pursuant to Article Five of the Indenture or to pursue any rights or remedies hereunder or under applicable law.


                                  ARTICLE III.
                                  MISCELLANEOUS

SECTION 3.1.   TERMINATION.

               The Debenture Guarantor's Debenture Guarantee shall terminate and be of no further force or effect, and the Debenture Guarantor shall be released and discharged from all obligations in respect of such Debenture Guarantee, as and when provided in Section 2.1.2.

SECTION 3.2.   PARTIES.

               Nothing in this Supplemental Indenture is intended or shall be construed to give any Person, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of the Debenture Guarantor's Debenture Guarantee or any provision contained herein or in Section 2.1.

SECTION 3.3.   GOVERNING LAW.

               THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF, OTHER THAN ANY MANDATING THE APPLICATION OF SUCH LAWS).

SECTION 3.4.   RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURES PART OF
               INDENTURE.

               Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

SECTION 3.5.   COUNTERPARTS.

               The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

SECTION 3.6.   HEADINGS.

               The section headings herein are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

               IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the date first above written.

                                        [THE COMPANY]


                                        By:
                                             -----------------------------------
                                             Name:
Attest:                                      Title:


--------------------------


                                        [THE TRUSTEE]


                                        By:
                                             -----------------------------------
                                             Name:
Attest:                                      Title:


--------------------------



                                        [NAME OF GUARANTOR]


                                        By:
                                             -----------------------------------
                                             Name:
Attest:                                      Title:


--------------------------
                                        [Add signature block for any other
                                        existing Debenture Guarantor]



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